            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Statement of Additional Information of the Seasons Advisor II Variable Annuity, which constitutes part of this Registration Statement on Form N-4 for Variable Annuity Account Five of AIG SunAmerica Life Assurance Company, of our report dated March 29, 2004, relating to the financial statements of AIG SunAmerica Life Assurance Company at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and our report dated June 24, 2004, relating to the financial statements of Variable Annuity Account Five at April 30, 2004, and for each of the two years in the period ended April 30, 2004. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.




PricewaterhouseCoopers LLP
Los Angeles, California
January 31, 2005